                         Consolidated Report of Condition for Insured Commercial and
                             State-Chartered Savings Bank for December 31, 1998

       Line                                      Description                                    Value
Call Date           12/31/1998
Bank Name           First Union National Bank
Address             2 First Union Center
City                Charlotte
County              Mecklenburg
Short Name          FUNB
Zip Code            28288-0201
Certificate Number  33869
State               NC
Charter Type        1
RC.1.a.             Cash and balances due, noninterest-bearing balances & currency & coin         12220276
RC.1.b.             Cash and balances due, interest-bearing balances                               2533262
RC.2.a.             Securities, held-to-maturity                                                   1891097
RC.2.b.             Securities, available-for-sale                                                36783824
RC.3.               Federal funds sold and securities purchased under agreements to resell         8034320
RC.4.a.             Loans and leases, net of unearned income                                     133283216
RC.4.b.             Less: allowance for loan and lease losses                                      1810465
RC.4.c.             Less: allocated transfer risk reserve                                                0
RC.4.d.             Loans and leases, net of unearned income, allowance, and reserve             131472751
RC.5.               Trading assets                                                                 7042399
RC.6.               Premises and fixed assets (including capitalized leases)                       3165970
RC.7.               Other real estate owned                                                         128223
RC.8.               Investments in unconsolidated subsidiaries and associated companies             323890
RC.9.               Customers' liability to this bank on acceptances outstanding                   1268425
RC.10.              Intangible assets                                                              5200418
RC.11.              Other assets                                                                  12418468
RC.12.              Total assets                                                                 222483323
RC.13.a.            Deposits in domestic offices                                                 137007272
RC.13.a.(1)         Noninterest-bearing deposits, domestic                                        26154252
RC.13.a.(2)         Interest-bearing deposits, domestic                                          110853020
RC.13.b.            Deposits in foreign offices, Edge & Agreement subsidiaries and IBFs           10021556
RC.13.b.(1)         Noninterest-bearing deposits, foreign                                           477500
RC.13.b.(2)         Interest-bearing deposits, foreign                                             9544056
RC.14.              Federal funds purchased and securities sold under agreements to repur.        19607885
RC.15.a.            Demand notes issued to the U.S. Treasury                                        389283
RC.15.b.            Trading liabilities                                                            5075053
RC.16.a.            Other borrowed money, remaining maturity of one year or less                  14089286
RC.16.b.            Other borrowed money, remaining maturity of more than 1 thru 3 years           2371510
RC.16.c.            Other borrowed money, remaining maturity of more than three years               767010
RC.18.              Bank's liability on acceptances executed and outstanding                       1280934
RC.19.              Subordinated notes and debentures                                              4045123
RC.20.              Other liabilities                                                              9151594
RC.21.              Total liabilities                                                            203806506
RC.23.              Perpetual preferred stock and related surplus                                   160540
RC.24.              Common stock                                                                    454543
RC.25.              Surplus (exclude all surplus related to preferred stock)                      13206325
RC.26.a.            Undivided profits and capital reserves                                         4441457
RC.26.b.            Net unrealized holding gains (losses) on available-for-sale securities          417625
RC.27.              Cumulative foreign currency translation adjustments                              -3673
RC.28.              Total equity capital                                                          18676817
RC.29.              Total liabilities and equity capital                                         222483323
RC.M.1.             Most comprehensive level of auditing by independent external auditors              N/A